Exhibit 24.1

                                POWER OF ATTORNEY

         I, Christine Cerisse, whose signature appears below, constitute and appoint Bob Hemmerling, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in him, for him and in his name, place and stead, and in any and all capacities, to sign the Registration Statement on Form SB-2, and any required amendments or supplements thereto, (and any other registration statement for the same Offering that is to be effective upon filing pursuant to Rule 415 under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, for to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of May, 2000.


                                                     /S/Christine Cerisse
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